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                                                                 Exhibit 10(i)


     INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post Effective Amendment No. 3 to the Registration Statement No. 33-64879 of New England Variable Annuity Separate Account (the "Separate Account") of New England Life Insurance Company (the "Company") of our reports dated April 26, 1999 and February 16, 1999 appearing in the Statement of Additional Information, which is part of such Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Statement.



     DELOITTE & TOUCHE LLP
     Boston, Massachusetts
     April 26, 1999